ADDENDUM NO. 1 TO
SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION
BETWEEN
ORACO RESOURCES, INC. (Nevada corporation),
AND
JYORK INDUSTRIES INC. LTD. (Sierra Leone company)

THIS ADDENDUM NO. 1 TO SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (“Addendum No. 1”) is made and entered into effective this 28th day of April, 2011, by and among ORACO RESOURCES, INC, a Nevada Corporation (“ORACO”), and JYORK INDUSTRIES INC. LTD., a Sierra Leone company (“JYORK”).

RECITALS

A. On March 7, 2011, ORACO entered into a Share Exchange Agreement and Plan of Reorganization (“Original Agreement”) with JYORK, whereby ORACO intends to issue Three Million (3,000,000) shares of its common stock in exchange for all of the issued and outstanding Shares of JYORK. Pursuant to the terms of the Original Agreement, upon closing, will provide ORACO with the ownership of One Hundred Percent (100%) of JYORK, whereby JYORK will become a wholly owned subsidiary of ORACO.

B. Subject to the terms and conditions set forth in the Share Exchange Agreement, the Exchange was anticipated to become effective on April 8, 2011.

C. As of the date of this Addendum No. 1, the conditions to closing have not been met by all parties.

D. ORACO and JYORK have determined that they require additional time to complete the conditions set forth in the Original Agreement and it is in the best interest of all the parties to extend the effective date from April 8, 2011 to May 10, 2011

NOW, THEREFORE, for and in consideration of the foregoing, and of the mutual covenants, agreements, undertakings, representations and warranties contained herein, the parties hereto agree as follows:

1. The Closing described in Section 2.3 of the Original Agreement is hereby extended from April 8, 2011 to May 10, 2011.

2. The 3,000,0000 shares of restricted common stock to be issued in exchange for 100% of the issued and outstanding Shares of JYORK as described in Section 2.1 of the Original Agreement shall be issued to the JYORK shareholders within 10 days after the effective time.

3. Other than as specifically provided in this Addendum No. 1, all other provisions of the Original Agreement shall remain in full force and effect, the Original Agreement is amended by this Addendum No. 1 constituting the sole and entire agreement between the parties as to the matters contained herein, and superseding any and all conversations, letters and other communications which may have been disseminated by the parties relating to the subject matter hereof, all of which are void and of no effect.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.

Oraco Resources, Inc.
a Nevada corporation

By:
Name: Steve Subick
Title: President

Jyork Industries Inc. Ltd.
a Sierra Leone company

By: /S/ Charles Huggins
Name: Charles Huggins
Title: President